Exhibit 99.01

News

Media Contact:                     Southern Company Media Relations
404-506-5333 or 1-866-506-5333
media@southerncompany.com
www.southerncompany.com

Investor Relations Contact:
                Glen Kundert
                404-506-5135
gakunder2@southernco.com

                         April 27, 2011

Southern Company reports first quarter earnings

ATLANTA – Southern Company (NYSE: SO) today reported first quarter earnings of $422.3 million, or 50 cents a share, compared with $494.5 million, or 60 cents a share, for the same period a year ago.

Revenues for the first quarter were $4.01 billion, compared with $4.16 billion for the same period a year ago, a 3.5 percent decrease.

Earnings were negatively affected by a return to more normal temperatures for the period, as compared with abnormally cold weather during the same period in 2010. Earnings were further negatively affected by a reduction in wholesale revenue, due to the scheduled expiration of a long-term contract for a portion of a major generating facility in Alabama that was subsequently transferred to retail jurisdiction. Increased operations and maintenance expenses and higher depreciation and amortization also contributed negatively.

Earnings were positively influenced by better-than-expected growth in the industrial sector, as well as a recent regulatory action in Georgia that supports investment in advanced technologies, cleaner natural gas generation and new environmental controls.

“Activity among our industrial customers has nearly reached pre-recession levels, and we expect that momentum to continue as the year progresses,” said Southern Company Chairman, President and CEO Thomas A. Fanning. “While the overall pace of economic recovery remains measured, we are confident in the fundamental strength of our service territory and in our core business strategy focused on exceptional customer satisfaction, industry-leading reliability and prices below the national average.”

As evidence of the industrial growth trend, full-year industrial sales for 2010 increased 7.7 percent compared with 2009, and were further bolstered by a 6.7 percent increase in the first quarter of 2011 compared with the first quarter of 2010.  Meanwhile, a recent Southern Company survey shows that in 2011, one-third of the largest industrial customers in Georgia expect increases in employment and 60 percent anticipate increases in production.

Kilowatt-hour sales to retail customers in Southern Company’s four-state service area decreased 3.9 percent in the first quarter of 2011 compared with the first quarter of 2010. Residential electricity sales decreased 12.6 percent, while commercial sales decreased 3.3 percent.

Total energy sales to Southern Company’s customers in the Southeast, including wholesale sales, decreased 7.5 percent in the first quarter of 2011 compared with the same period in 2010.

Southern Company’s financial analyst call will begin at 1 p.m. Eastern time today, during which Fanning and Chief Financial Officer Art P. Beattie will discuss earnings and earnings guidance, as well as a general business update. Investors, media and the public may listen to a live webcast of the call and view associated slides at http://investor.southerncompany.com/events.cfm. A replay of the webcast only will be available at the site for 12 months. Also posted at this site are transcripts of remarks on U.S. energy policy recently given by Fanning at a U.S. Chamber of Commerce luncheon and testimony delivered by Fanning to the Energy and Power Subcommittee of the U.S. House of Representatives.

Southern Company has also posted on its website detailed financial information on its first quarter performance. These materials are available at www.southerncompany.com.

With 4.4 million customers and more than 42,000 megawatts of generating capacity, Atlanta-based Southern Company (NYSE: SO) is the premier energy company serving the Southeast. A leading U.S. producer of electricity, Southern Company owns electric utilities in four states and a growing competitive generation company, as well as fiber optics and wireless communications. Southern Company brands are known for excellent customer service, high reliability and retail electric prices that are below the national average. Southern Company was named the World’s Most Admired Electric and Gas Utility by Fortune magazine in 2011, and is consistently listed among the top U.S. electric service providers in customer satisfaction by the American Customer Satisfaction Index. Visit our website at www.southerncompany.com.

Cautionary Note Regarding Forward-Looking Statements:

Certain information contained in this release is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning economic recovery and economic growth. Southern Company cautions that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in Southern Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: the impact of recent and future federal and state regulatory changes, including legislative and regulatory initiatives regarding deregulation and restructuring of the electric utility industry, implementation of the Energy Policy Act of

2005, environmental laws including regulation of water quality, coal combustion byproducts, and emissions of sulfur, nitrogen, carbon, soot, particulate matter, hazardous air pollutants, including mercury, and other substances, financial reform legislation, and also changes in tax and other laws and regulations to which Southern Company and its subsidiaries are subject, as well as changes in application of existing laws and regulations; current and future litigation, regulatory investigations, proceedings, or inquiries, including the pending Environmental Protection Agency civil actions against certain Southern Company subsidiaries, Federal Energy Regulatory Commission matters and Internal Revenue Service audits; the effects, extent, and timing of the entry of additional competition in the markets in which Southern Company’s subsidiaries operate; variations in demand for electricity, including those relating to weather, the general economy and recovery from the recent recession, population and business growth (and declines), and the effects of energy conservation measures; available sources and costs of fuels; effects of inflation; ability to control costs and avoid cost overruns during the development and construction of facilities; investment performance of Southern Company’s employee benefit plans and nuclear decommissioning trust funds; advances in technology; state and federal rate regulations and the impact of pending and future rate cases and negotiations, including rate actions relating to fuel and other cost recovery mechanisms; regulatory approvals and actions related to the Plant Vogtle expansion, including Georgia Public Service Commission and Nuclear Regulatory Commission approvals and potential U.S. Department of Energy loan guarantees; regulatory approvals and actions related to the integrated coal gasification combined cycle facility in Kemper County, Mississippi, including Mississippi Public Service Commission approvals and potential U.S. Department of Energy loan guarantees; the performance of projects undertaken by the non-utility businesses and the success of efforts to invest in and develop new opportunities; internal restructuring or other restructuring options that may be pursued; potential business strategies, including acquisitions or dispositions of assets or businesses, which cannot be assured to be completed or beneficial to Southern Company or its subsidiaries; the ability of counterparties of Southern Company and its subsidiaries to make payments as and when due and to perform as required; the ability to obtain new short- and long-term contracts with wholesale customers; the direct or indirect effect on Southern Company’s business resulting from terrorist incidents and the threat of terrorist incidents; interest rate fluctuations and financial market conditions and the results of financing efforts, including Southern Company’s and its subsidiaries’ credit ratings; the ability of Southern Company and its subsidiaries to obtain additional generating capacity at competitive prices; catastrophic events such as fires, earthquakes, explosions, floods, hurricanes, droughts, pandemic health events such as influenzas, or other similar occurrences; the direct or indirect effects on Southern Company’s business resulting from incidents affecting the U.S. electric grid or operation of generating resources; and the effect of accounting pronouncements issued periodically by standard setting bodies. Southern Company expressly disclaims any obligation to update any forward-looking information.

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